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                                                                    Exhibit 7(a)

                              AGREEMENT OF JOINT FILING



    The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Amendment No. 2 to Schedule 13D dated November __, 1997 containing the information required by Schedule 13D for the shares of Common Stock of Triangle Pharmaceuticals, Inc. held by the undersigned individuals and which Amendment No. 2 to Schedule 13D amends the original Schedule 13D filed by the undersigned on November 12, 1996, as amended by Amendment No. 1 thereto filed on December 30, 1996.




November 7, 1997


                                        /s/ Standish Fleming
                                       -----------------------------------------
                                       STANDISH M. FLEMING


                                        /s/ Ivor Royston
                                       -----------------------------------------
                                       IVOR ROYSTON












                    [Signature Page of Agreement of Joint Filing]

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